CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS





As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement Post-Effective Amendment No. 10 on Form N-1A of our report dated February 11, 2000 on the December 31, 1999 financial statements of the STI Classic Variable Trust, and to all references to our firm included in or made part of this Registration Statement File No. 33-91476



ARTHUR ANDERSEN LLP

Philadelphia, PA
February 21, 2001